POWER OF ATTORNEY

            This undersigned constitutes and appoints Laurel L. Grammig and James L. Olivier, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign all reports (including Forms 4 and Forms 5) required to be filed by the undersigned pursuant to Section 16 of the Securities Exchange Act and the rules and regulations promulgated thereunder, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to al intents and purposes as he might or could in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                                                                        /S/ JAN E. SMITH

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Date: January 27, 1999                         Jan E. Smith